Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2019 and Full Year Results

Record-High Quarterly Revenues from Growth Initiatives of $19.6 Million, 67% of Total Revenues

GAAP and Non-GAAP Quarterly Gross Margins of 50.9% and 51.2%, Respectively

$10.8 Million of Cash Generated from Operations

San Jose, Calif., February 3, 2020 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of voice and wireless chipset solutions for converged communications, announced today its results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter Financial Highlights:

●	Total revenues of $29.3 million, a year-over-year increase of 12%:

o	Revenues from growth initiatives of $19.6 million accounted for 67% of total revenues, a year-over-year increase of 26%

o	Unified Communications segment revenues of $10.0 million, a year-over-year increase of 17%

o	SmartVoice segment revenues of $4.9 million, a year-over-year increase of 21%

o	SmartHome segment revenues of $4.7 million, a year-over-year increase of 63%

o	Cordless revenues of $9.7 million, a year-over-year decrease of 8%

●	GAAP and non-GAAP gross margin of 50.9% and 51.2%, respectively, a 340 and 330 basis point improvement, respectively, compared to the fourth quarter of 2018.

●

GAAP loss per share of $0.00 and non-GAAP diluted earnings per share of $0.06, compared to GAAP loss per share of $0.01 and non-GAAP diluted earnings per share of $0.04, for the fourth quarter of 2018.

●

GAAP operating loss of $1.2 million and non-GAAP operating income of $0.7 million, compared to GAAP and non-GAAP operating loss of $2.9 million and $0.7 million, respectively, for the fourth quarter of 2018.

●	GAAP and non-GAAP tax benefit of $0.6 million and $0.3 million, respectively, compared to GAAP and non-GAAP tax benefit of $2.0 million and $1.2 million, respectively, for the fourth quarter of 2018.

●	GAAP net loss of $0.1 million and non-GAAP net income of $1.6 million, compared to GAAP net loss of $0.3 million and non-GAAP net income of $1.0 million, for the fourth quarter of 2018.

●	Generated $10.8 million of cash from operations compared to $6.7 million in the fourth quarter of 2018.

●	Cash, deposits and marketable securities of approximately $131.3 million as of December 31, 2019.

Full Year 2019 Financial Highlights:

●	Total revenues of approximately $117.6 million, vs. $117.4 million in 2018.

o	Revenues from growth initiatives of $73.8 million, a year-over-year increase of 15% when compared to 2018.

o	Unified Communications segment revenues of $38.1 million, a year-over-year decrease of 2%

o	SmartVoice segment revenues of $19.3 million, a year-over-year increase of 78%

o	SmartHome revenues of $16.3 million, a year-over-year increase of 12%

o	Cordless revenues of $43.9 million, a year-over-year decrease of 18%.

●	GAAP and non-GAAP gross margin of 50.6% and 51.0%, respectively, a 170 bps improvement, as compared to 2018 gross margin of 48.9% on GAAP and 49.3% on non-GAAP basis.

●	GAAP operating loss of $4.4 million and non-GAAP operating income of $3.6 million, compared to GAAP operating loss of $5.6 million and non-GAAP operating income of $2.9 million in 2018.

●	GAAP and non-GAAP tax benefit of $1.6 million and $0.9 million, respectively, compared to GAAP and non-GAAP tax benefit of $1.9 million and $0.7 million, respectively, in 2018.

●	GAAP net loss of $1.2 million and non-GAAP net income of $7.0 million, compared to GAAP net loss of $2.0 million and non-GAAP net income of $5.4 million in 2018.

●	GAAP loss per share of $0.05 and non-GAAP diluted earnings per share of $0.29, compared to GAAP loss per share of $0.09 and non-GAAP earning per share of $0.23 in 2018.

●	Generated $10.5 million of cash from operating activities, compared to $8.7 million in 2018.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “2019 marks the year in which DSP Group succeeded in positioning itself as a leading Voice AI and IoT technology company, while maintaining solid engineering and financial discipline, with fourth quarter revenues from growth initiatives reaching a record $19.6 million, representing two thirds of our business, propelling GAAP and non-GAAP gross margins to 50.9% and 51.2%, respectively, and generating $10.8 million of cash flows from operations.”

Mr. Elyakim continued, “Looking ahead to the first quarter, we project revenues to grow on a year over year basis. We see a bright future for DSP Group and are well positioned in several bourgeoning markets as demonstrated by the solid momentum across all growth initiatives, including a record number of new products launches by Tier 1 brands incorporating our SmartVoice technology, including Facebook, Leviton and Lenovo. In addition, we are excited that ADT selected our ULE technology for its new wireless security system, which is a milestone event for our SmartHome franchise and paves the path for a successful entry into the U.S. market. Finally, we are pleased with the commencement of mass volume shipments of a flagship product in our Unified Communications segment. We are confident that our growth initiatives will continue their upward trajectory and become the key driver of our business going forward.”

Fourth Quarter Business Highlights:

●

Continued to grow and strengthen our SmartVoice franchise with design wins and product launches for voice user interfaces, or VUIs, with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market:

o	Facebook launched its innovative Portal TV integrating our high-performance advanced audio and machine learning SoC.

o	Oppo, a leading mobile OEM, launched its new K5 smartphone incorporating our SmartVoice technology for its handsfree Breeno smart assistant.

o	Leviton launched its Decora dimmer with AVS support leveraging our SmartVoice solution.

o	Nortek selected our SmartVoice With HDClearTM for its Numera Libris 2 mobile personal emergency response system, or mPERS.

●

Grew and diversified our SmartHome ecosystem with leading global IoT vendors, building on the continued support from major European and American service providers and OEMs that recognize ULE’s unmatched characteristics for wireless indoor connectivity. These characteristics include superior range, interference-free spectrum and native support for two-way voice. Design wins include:

o	ADT launched its BLUE by ADT wireless security system, leveraging our ULE and SmartVoice solutions.

o	Golden Mark selected our ULE technology for its new suite of wireless smart home devices.

o	Ooma launched a smart security keypad based on our ULE technology.

●

Solidified our leadership position in the Unified Communications market despite the near-term market softness. We are well positioned to resume growth in this product line in 2020. Design wins include:

o	A Tier 1 OEM and two ODMs launched new lines of IP phones with dual-color-displays.

o	A Tier 1 OEM launched a new series of IP phones for the UCAAS market to complement its on premise portfolio.

Fourth Quarter and Year End GAAP Results:

Revenues for the fourth quarter of 2019 were $29.3 million, an increase of 12% from revenues of $26.1 million for the fourth quarter of 2018. Net loss and loss per share for the fourth quarter of 2019 were $0.1 million and $0.00, respectively. Net loss and loss per share for the fourth quarter of 2018 were $0.3 million and $0.01, respectively.

Revenues for the year ended December 31, 2019 were $117.6 million, an increase of 0.1% from 2018 revenues of $117.4 million. Net loss for 2019 was $1.2 million, compared to a net loss of $2.0 million for 2018. Loss per share for 2019 was $0.05, compared to loss per share of $0.09 for 2018.

Fourth Quarter and year end Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2019 were $1.6 million and $0.06, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.0 million and $0.04, respectively, for the fourth quarter of 2018. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.8 million, non-cash exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.1 million and changes in deferred taxes in the amount of $0.3 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2018 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions and equity-based compensation expenses of $1.7 million and changes in deferred taxes in the amount of $0.8 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2019 were $7.0 million and $0.29, respectively, as compared to non-GAAP net income and diluted earnings per share of $5.4 million and $0.23, respectively, for the year ended December 31, 2018.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2019 excluded the impact of amortization of acquired intangible assets of $0.4 million associated with previous acquisitions; equity-based compensation expenses of $7.6 million, non-cash exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.8 million, and changes in deferred taxes related to intangible assets acquired in previous acquisitions and equity-based compensation expenses in the amount of $0.6 million.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2018 excluded the impact of amortization of acquired intangible assets of $1.7 million associated with previous acquisitions; equity-based compensation expenses of $6.8 million and changes in deferred taxes related to intangible assets acquired in previous acquisitions and equity-based compensation expenses in the amount of $1.1 million.

Earnings Conference Call Details

DSP Group will discuss its fourth quarter financial results, along with its outlook and guidance for the first quarter of 2020, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

+1 866 966 1396 (domestic US) or +1 631 510 7495 (international) approximately 10 minutes prior to the starting time. The password is 8182479.

The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/97rkdk6u

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 917 677 7532, domestically or +44 33 3300 9785, internationally and enter the company access code: 8182479.

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income and diluted earnings per share presented in this press release is useful to investors in comparing results for the fourth quarter and full year ended December 31, 2019 to the same periods in 2018 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that year-over-year revenue growth is projected, revenues from growth initiatives are on an upward trajectory and will become the key driver of DSP Group’s business going forward, DSP Group is well positioned in several bourgeoning markets, the ADT design win may pave the path for ULE entry in the U.S. market, and Unified Communications franchise will resume revenue growth in 2020. The results from these statements may not actually arise as a result of various factors, including the market penetration of DSP Group’s unified communications, ULE, voice user interface, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments, the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2018, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. Experts in voice processing, DSP Group invests heavily in innovation for the smart future, the result is leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation, like conversation technology. From mobile phones to VoIP and virtual assistants using cloud-based voice services, DSP Group is the answer to the growing demand for the ever-expanding collection of voice controlled smart devices. For more information, visit www.dspg.com.

Contact:

Tali Chen, Chief Marketing Officer, Tali.Chen@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Revenues	$29,261	$26,057	$117,613	$117,438
Cost of revenues	14,369	13,681	58,066	59,991

Gross profit	14,892	12,376	59,547	57,447
Operating expenses:
Research and development, net	8,827	8,606	35,552	36,109
Sales and marketing	4,485	3,854	17,665	15,323
General and administrative	2,701	2,343	10,318	9,955
Amortization of intangible assets	104	425	416	1,700

Total operating expenses	16,117	15,228	63,951	63,087

Operating loss	(1,225)	(2,852)	(4,404)	(5,640)

Financial income, net	525	524	1,654	1,815

Loss before taxes on income	(700)	(2,328)	(2,750)	(3,825)

Income tax benefit	(613)	(2,007)	(1,560)	(1,868)

Net loss	$(87)	$(321)	$(1,190)	$(1,957)
Net loss per share:
Basic	$(0.00)	$(0.01)	$(0.05)	$(0.09)
Diluted	$(0.00)	$(0.01)	$(0.05)	$(0.09)

Weighted average number of shares used in per share computations of loss per share:
Basic	23,054	22,240	22,827	22,512
Diluted	23,054	22,240	22,827	22,512

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

    (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net Loss	$(87)	$(321)	$(1,190)	$(1,957)
Equity-based compensation expense included in cost of revenues	102	108	448	428
Equity-based compensation expense included in research and development, net	640	739	2,842	2,873
Equity-based compensation expense included in sales and marketing	440	294	1,758	1,248
Equity-based compensation expense included in general and administrative	611	552	2,583	2,255
Amortization of intangible assets	104	425	416	1,700
Non-cash Exchange rates differences resulting from the new lease accounting standard (ASC 842)	62	-	785	-
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(297)	(790)	(618)	(1,131)
Non-GAAP net income	$1,575	$1,007	$7,024	$5,416

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	23,054	22,240	22,827	22,512

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,342	1,203	1,420	1,317

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	24,396	23,443	24,247	23,829

GAAP diluted net loss per share	$(0.00)	$(0.01)	$(0.05)	$(0.09)
Equity-based compensation expense	0.07	0.07	0.31	0.29
Amortization of intangible assets	0.00	0.02	0.02	0.07
Non-cash Exchange rates differences resulting from the new lease accounting standard (ASC 842)	0.00	-	0.03	-
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	(0.04)	(0.02)	(0.04)
Non-GAAP diluted net earnings per share	$0.06	$0.04	$0.29	$0.23

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$28,737	$12,146
Restricted deposits	518	493
Marketable securities and short term deposits	39,141	35,713
Trade receivables, net	15,382	13,475
Inventories	7,464	9,819
Other accounts receivable and prepaid expenses	3,635	3,670
Total current assets	94,877	75,316

Property and equipment, net	6,805	2,748

Long term marketable securities and deposits	62,884	75,538
Severance pay fund	15,800	14,158
Operating leases	11,949	-
Deferred income taxes	6,377	3,580
Intangible assets, net	6,904	7,321
Long term prepaid expenses and lease deposits	707	1,229
Total long term assets	104,621	101,826

Total assets	$206,303	$179,890

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$8,511	$9,579
Lease liability	2,574	-
Other current liabilities	14,808	13,120
Total current liabilities	25,893	22,699

Accrued severance pay	16,074	14,348
Lease liability	10,160	-
Accrued pensions	963	827
Deferred income taxes	119	151
Total long term liabilities	27,316	15,326

Stockholders’ equity:
Common stock	23	22
Additional paid-in capital	386,534	378,855
Accumulated other comprehensive loss	(889)	(2,324)
Less – Cost of treasury stock	(113,862)	(122,325)
Accumulated deficit	(118,712)	(112,363)
Total stockholders’ equity	153,094	141,865
Total liabilities and stockholders’ equity	$206,303	$179,890